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                                                                    EXHIBIT 10.7


                               SIXTH AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           POST APARTMENT HOMES, L.P.

         This Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P. (this "Amendment") is entered into as of September 22, 2000, by and among Post GP Holdings, Inc. (the "General Partner") and the Limited Partners of Post Apartment Homes, L.P. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings given to them in the Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated October 24, 1997, as amended to date (the "Partnership Agreement").

         WHEREAS, the Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P. (the "Fifth Amendment") was entered into as of September 3, 1999 (the "Fifth Amendment Effective Date");

         WHEREAS, Section 5(a) of the Fifth Amendment substituted a new Exhibit C to the Partnership Agreement in place of the then-existing exhibit relating to special allocation rules; and

         WHEREAS, the General Partner and the Limited Partners now wish to make a correction to the language of the last sentence of Section 1.F. of Exhibit C to the Partnership Agreement so that such language is consistent with the original intent and agreement of the General Partner and the Limited Partners in adopting the Fifth Amendment;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         Exhibit C to the Partnership Agreement is hereby deleted in its entirety and the attached Exhibit C is substituted therefor. The attached Exhibit C shall be effective as of the Fifth Amendment Effective Date.
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         IN WITNESS WHEREOF, the parties hereto have executed the Amendment under seal as of the date first written above.

                                 GENERAL PARTNER:

                                 POST GP HOLDINGS, INC.,
                                 a Georgia corporation


                                 By: John T. Glover
                                     -----------------------------------
                                     Name: John T. Glover
                                     Title: Vice Chairman


                                 Attest: Sherry W. Cohen
                                         -------------------------------
                                         Name: Sherry W. Cohen
                                         Title: Executive Vice President


                                 LIMITED PARTNERS:

                                 POST LP HOLDINGS, INC.,
                                 a Georgia corporation,
                                 as attorney-in-fact for the
                                 Limited Partners


                                 By: John T. Glover
                                     -----------------------------------
                                     Name: John T. Glover
                                     Title: Vice Chairman


                                 Attest: Sherry W. Cohen
                                         -------------------------------
                                         Name: Sherry W. Cohen
                                         Title: Executive Vice President


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                                   EXHIBIT C

                            SPECIAL ALLOCATION RULES


1.       Special Allocation Rules

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         A.        Minimum Gain Chargeback.  Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

         B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

         C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-
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1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and
after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership gross income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

         D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests in Common Partnership Units. If the General Partner determines in its good faith discretion that Nonrecourse Deductions for any Partnership Year must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which does satisfy such requirements.

         E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         F. Priority Allocation With Respect To Preferred Partnership Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the Partners holding Preferred Partnership Units in an amount equal to the excess, if any, of the cumulative distributions received by each such Partner pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to such Partner under this Section 1.F for all prior Partnership Years (such allocations being made in proportion to the respective excess amounts for each such Partner). For purposes of making the priority allocation required by this
Section 1.F., all Partnership distributions payable in respect of any series of Preferred Partnership Units which are declared by the General Partner on or before the end of a Partnership Year but which are paid within 31 calendar days after the end of such Partnership Year shall be deemed to have been paid on the last day of such Partnership Year.

         G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which
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their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         2.       Allocations for Tax Purposes

         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                  1. In the case of a Contributed Property, such items attributable thereto shall be allocated

                           a. among the Partners in a manner consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

                           b. any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  2. In the case of an Adjusted Property, such items attributable thereto shall be allocated,

                           a.     first, among the Partners in a manner
                                  consistent with the principles of Section
                                  704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

                           b. second, in the event such property was originally a Contributed Property, among the Partners in a manner consistent with Section 2.B.(1) of this Exhibit C; and

                           c. any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or

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                                  loss is allocated pursuant to Section 6.1 of
                                  the Agreement and Section 1 of this Exhibit C.

                  3. All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis (including, without limitation, the implementation of curative allocations), the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

Without limiting the foregoing, the General Partner shall take all steps (including, without limitation, implementing curative allocations) that it determines are necessary or appropriate to ensure that the amount of taxable gain required to be recognized by the General Partner upon a disposition by the Partnership of any Contributed Property or Adjusted Property does not exceed the sum of (i) the gain that would be recognized by the General Partner if such Property had an adjusted tax basis at the time of disposition equal to the 704(c) Value of such property; plus (ii) the deductions for depreciation, amortization or other cost recovery actually allowed to the General Partner with respect to such property for federal income tax purposes (after giving effect to the "ceiling rule").